Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, James E. Mikolaichik, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 of Hilton Grand Vacations Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 13, 2018	By:	/s/ James E. Mikolaichik
James E. Mikolaichik
Executive Vice President and Chief Financial Officer (Principal Financial Officer)